UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2006

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 749-7600

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 8.01     Other Events

        The Talbots, Inc. (the “Company”) announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, relating to the Company’s pending acquisition of The J. Jill Group, Inc. (“J. Jill”) pursuant to the Agreement and Plan of Merger dated as of February 5, 2006 (the “Merger Agreement”), expired on April 3, 2006. The Special Meeting of Stockholders of J. Jill to consider and vote on the adoption of the Merger Agreement and the approval of the merger contemplated thereby is scheduled for May 1, 2006, and the closing of the transaction is expected to occur in early May 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: April 5, 2006	By:	/s/ Richard T. O'Connell, Jr.
	Name:	Richard T. O'Connell, Jr.
	Title:	Senior Vice President, Legal and Real Estate and Secretary